Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements of NetRatings, Inc. and in the related Prospectuses:

  (1)
  Registration Statement (Form S-8 No. 333-38030) pertaining to the 1998 Stock Plan of NetRatings, Inc. and 1999 Employee Stock Purchase Plan of NetRatings, Inc.,

  (2)
  Registration Statement (Form S-8 No. 333-98857) pertaining to the 1998 Stock Plan of NetRatings, Inc., 1999 Employee Stock Purchase Plan of NetRatings, Inc. and Options Assumed by NetRatings, Inc. and Granted Under the ACNielsen eRatings.com 2002 Option Plan,

  (3)
  Registration Statement (Form S-3 No. 333-90160) dated June 10, 2002,

  (4)
  Registration Statement (Form S-3 No. 333-99283) dated September 6, 2002,

  (5)
  Registration Statement (Form S-8 No. 333-113133) dated February 27, 2004, and

  (6)
  Registration Statement (Form S-8 No. 333-121058) dated December 7, 2004 of our report dated April 22, 2005, with respect to NetRatings, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of NetRatings, Inc., included in this Form 10-K/A.

/s/ Ernst & Young LLP

New York, New York
April 29, 2005